Exhibit 10.1

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (this “Agreement”), dated as of 29th July, 2025, is entered into by and between XCF Global, Inc., a Delaware corporation (the “Company”) and EEME Energy SPV I LLC (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to issue and sell to the Purchaser, and the Purchaser wish to purchase from the Company, one or more convertible promissory notes in exchange for the consideration (the “Consideration”) set forth opposite the Purchaser’s name on named on the Schedule of Purchaser attached hereto (as may be supplanted from time to time, the “Schedule of Purchases”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1 “Common Stock” means the Company’s Class A Common Stock, par value $0.0001 per share.

1.2 “Conversion Shares” means the shares of Common Stock issuable to the Purchaser or other Holder of the Note pursuant to Section 4.1 of this Agreement.

1.3 “Conversion Price” means:

(a) with respect to the issuance of the Note in connection with the Initial Closing, the product of (i) 0.9 and (ii) the average VWAP over the five (5) Trading Days ending on the date of the delivery to the Company by the Purchaser or other Holder of the Note of a notice of conversion of the Note (or if five (5) Trading Days shall not have elapsed since the original issuance date of such Note, the average VWAP during the Trading Day period beginning on the original issuance date of such Note and ending on the date of the delivery to the Company by the Purchaser or other Holder of the Note of a notice of conversion of the Note);

(b) with respect to the issuance of the Note in connection with a Subsequent Closing, the product of (i) 0.95 and (ii) the average VWAP over the five (5) Trading Days ending on the date of the delivery to the Company by the Purchaser or other Holder of the Note of a notice of conversion of the Note (or if five (5) Trading Days shall not have elapsed since the original issuance date of such Note, the average VWAP during the Trading Day period beginning on the original issuance date of such Note and ending on the date of the delivery to the Company by the Purchaser or other Holder of the Note of a notice of conversion of the Note); or

(c) with respect to the payment of interest as provided in Section 4.2 of this Agreement, (i) with respect to interest on the Note issued in connection with the Initial Closing, the product of (x) 0.9 and (ii) the average VWAP over the five (5) Trading Days ending on the date of issuance of such Note or (ii) with respect to interest on a Note issued in connection with a Subsequent Closing, the product of (x) 0.95 and (ii) the average VWAP over the five (5) Trading Days ending on the date of issuance of such Note.

1.4 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.5 “Interest Payment Conversion Shares” means the shares of Common Stock issuable to the Purchaser or other Holder of the Note pursuant to Section 4.2 of this Agreement.

1.6 “Maturity Date” means, with respect to each Note issued under this Agreement, the date that is one (1) year following the date of issuance of such Note.

1.7 “Notes” means the one or more promissory notes issued to the Purchaser pursuant to Section 2, the form of which is attached hereto as Exhibit A.

1.8 “Securities Act” means the Securities Act of 1933, as amended

1.9 “Trading Day” means any day on which the principal market for the Common Stock is open for trading.

1.10 “VWAP” means the volume weighted average price of the Common Stock on the principal market on which the Common Stock is traded for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

2. Purchase and Sale of Notes. In exchange for the Consideration paid by the Purchaser, the Company will sell and issue to such Purchaser one or more Notes. Each Note will have a principal balance equal to that portion of the Consideration paid by such Purchaser for such Note, as set forth opposite such Purchaser’s name on the Schedule of Purchases.

3. Closings.

3.1 Initial Closing. The initial closing of the sale of the Notes in return for the Consideration paid by the Purchaser (the “Initial Closing”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Purchaser agree. At the Initial Closing, the Purchaser will deliver the Consideration to the Company and the Company will deliver to the Purchaser one or more executed Notes in return for the Consideration provided to the Company.

3.2 Subsequent Closings. In any subsequent closing (each a “Subsequent Closing”), the Company may sell additional Notes subject to the terms of this Agreement to the Purchaser; provided that the aggregate principal amount of Notes issued pursuant to this Agreement does not exceed $7,500,000 and that no Note will be issued after the one year anniversary of this Agreement. The purchase of additional Notes will be governed by the terms of this Agreement. Each Subsequent Closing will take place remotely via the exchange of documents and signatures or at such locations and at such times as will be mutually agreed upon by the Company and the Purchaser. The Schedule of Purchases will be updated to reflect the additional Notes purchased at each Subsequent Closing.

4. Conversion.

4.1 Optional Conversion. The principal and unpaid accrued interest on each Note will be convertible, in whole and not in part, into Conversion Shares pursuant at the sole option of the Purchaser or other Holder of such Note. The number of Conversion Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing (x) the outstanding principal balance and unpaid accrued interest under each converting Note by (y) the applicable Conversion Price. The Purchaser or other Holder of one or more Notes to be converted shall give written notice to the Company of the conversion, which notice shall identify the particular Note or Notes to be converted. As promptly as practicable after the conversion of each Note and the issuance of the Conversion Shares, the Company (at its expense) will cause its transfer agent to deliver a statement of the number Conversion Shares held by such Purchaser or other Holder in its book-entry system. The Company will not be required to issue or deliver the Conversion Shares until the Purchaser or other Holder of such Note has surrendered the Note to the Company (or provided an instrument of cancellation or affidavit of loss).

4.2 Interest Payment Conversion. In connection with the Company’s issuance of any Note, and in lieu of the Company having any obligation to make cash interest payments under such Note, the Company will issue to the Purchaser or other Holder of such Note the number of Interest Payment Conversion Shares calculated by dividing (x) the amount of interest that would otherwise be due and payable on the applicable Note at such Note’s Maturity Date (calculated as 13.3% of the principal amount of the applicable Note) by (y) the applicable Conversion Price. The Company (at its expense) will cause its transfer agent to promptly deliver a statement of the number Interest Payment Conversion Shares held by such Purchaser or other Holder in its book-entry system.

5. Arrangement Fee. In consideration for the Purchaser’s agreements contained herein, upon the occurrence of the Initial Closing, the Company shall issue to Purchaser 750,000 shares of its Common Stock (such shares, the “Arrangement Fee Shares”).

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6. Advisory Fee. In consideration for the Purchaser’s agreement to provide certain advisory services to the Company (such services to be agreed to by the Company and the Purchaser), upon the occurrence of the Initial Closing, the Company shall issue to Purchaser 200,000 shares of its Common Stock. (such shares, the “Advisory Fee Shares”).

7. Representations and Warranties of the Company. In connection with the transactions contemplated by this Agreement, the Company hereby represents and warrants to the Purchaser as follows:

7.1 Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

7.2 Authorization and Enforceability. All corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes valid and enforceable in accordance with their terms.

8. Representations and Warranties of the Purchaser. In connection with the transactions contemplated by this Agreement, the Purchaser hereby represents and warrants to the Company as follows:

8.1 Authorization. The Purchaser has full power and authority (and, if such Purchaser is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by the Purchaser hereunder. This Agreement, when executed and delivered by the Purchaser, will constitute the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

8.2 Purchase Entirely for Own Account. The Purchaser acknowledges that this Agreement is made with such Purchaser in reliance upon the Purchaser’s representation to the Company, which such Purchaser confirms by executing this Agreement, that the Note(s), the Conversion Shares, the Interest Payment Conversion Shares, the Arrangement Fee Shares and the Advisory Shares (collectively, the “Securities”) will be acquired for investment for such Purchaser’s own account, not as a nominee or agent (unless otherwise specified on the Purchaser’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, the Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

8.3 Disclosure of Information; Non-Reliance. The Purchaser acknowledges that the Purchaser has received all the information the Purchaser considers necessary or appropriate to enable the Purchaser to make an informed decision concerning an investment in the Securities. The Purchaser further represents that the Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Purchaser confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, the Purchaser is not relying on the advice or recommendations of the Company and such Purchaser has made its own independent decision that the investment in the Securities is suitable and appropriate for such Purchaser. The Purchaser understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

8.4 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser agrees to furnish any additional information requested by the Company to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

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8.5 Restricted Securities. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, by reason of specific exemptions under the provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (“SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available.

8.6 Residence. If the Purchaser is an individual, such Purchaser resides in the state or province identified in the address shown on such Purchaser’s signature page hereto. If the Purchaser is a partnership, corporation, limited liability company or other entity, such Purchaser’s principal place of business is located in the state or province identified in the address shown on such Purchaser’s signature page hereto.

8.7 Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that the Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction. The Purchaser acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

8.8 No “Bad Actor” Disqualification. The Purchaser represents and warrants that neither (A) the Purchaser nor (B) any entity that controls the Purchaser or is under the control of, or under common control with, the Purchaser, is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (“Disqualification Events”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company. The Purchaser represents that the Purchaser has exercised reasonable care to determine the accuracy of the representation made by the Purchaser in this paragraph and agrees to notify the Company if the Purchaser becomes aware of any fact that makes the representation given by the Purchaser hereunder inaccurate.

9. Miscellaneous.

9.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Purchaser or the then-current Holder of the Note(s). This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2 Choice of Law. This Agreement and the Note(s), and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

9.3 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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9.4 Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5 Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section 9.5).

9.6 No Finder’s Fee. The Purchaser represents that the Purchaser neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection (directly or indirectly) with the transactions contemplated by this Agreement. The Purchaser agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this Agreement (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser is responsible.

9.7 Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

9.8 Entire Agreement; Amendments and Waivers. This Agreement, the Note(s) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement or the Note(s) may be amended and the observance of any term of this Agreement or the Note(s) may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Purchaser or the then-current Holder of the Note(s). Any waiver or amendment effected in accordance with this Section 9.8 will be binding upon the Purchaser or the then-current Holder of the Note(s) and any future holder of the Note(s).

9.9 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

9.10 Transfer Restrictions.

(a) Limitations on Disposition. Without in any way limiting the representations and warranties set forth in this Agreement, the Purchaser agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Agreement, including the making of the representations and warranties set out in Section 8 of this Agreement and:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii) such Purchaser has notified the Company of the proposed disposition and has furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

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Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to a partner (or retired partner) or member (or retired member) of the Purchaser in accordance with partnership or limited liability company interests, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Purchaser hereunder. The Purchaser agrees that it will not make any disposition of any of the Securities to the Company’s competitors, as determined in good faith by the Company.

(b) Legends. The Purchaser understands and acknowledges that the Securities may bear a legend substantially in the following form:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

9.11 Changes in Capitalization. For the avoidance of doubt, it is acknowledged that the Purchaser will be entitled to the benefit of all adjustments in the number of shares of the Company’s capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock underlying the Conversion Shares that occur prior to the conversion of the Note(s).

9.12 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the full intent and purpose of this Agreement and the Note(s) and any agreements executed in connection herewith, and to comply with state or federal securities laws or other regulatory approvals.

9.13 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTE(S), THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

XCF GLOBAL, INC.

By	/s/ Simon Oxley
Name:	Simon Oxley
Title:	CFO

PURCHASER

If an individual:

Name:
Address:

Email Address:

PURCHASER

If an entity:

EEME Energy SPV I LLC

By	/s/ Majique Ladnier
Name:	Majique Ladnier
Title:	CEO

Address:
30 North Gold Street, STE R, Sheridan, WY 82801

Email Address: SL@GLSPV.com

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SCHEDULE OF PURCHASES

Initial Closing Date:

Purchaser	Date of Issuance	Consideration and Principal Balance of Promissory Note
EEME Energy SPV I LLC	30th July 2025	$2,000,000.00

Subsequent Closing Date(s):

Purchaser	Date of Issuance	Consideration and Principal Balance of Promissory Note

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